                                                                 Exhibit 5.1

                                                               CRAVATH, SWAINE & MOORE

                                                                    WORLDWIDE PLAZA
SAMUEL C. BUTLER           ALLEN FINKELSON
GEORGE J. GILLESPIE, II    RONALD R. ROLFE
THOMAS D. DARR             PAUL C. SAUNDERS                       825 EIGHTH AVENUE
MELVIN L. BEDRICK          MARTIN L. SETIEL                    NEW YORK, NY 10019-7475
GEORGE T. LOWT             DOUGLAS D. BROADWATER
ROBERT FOERNMAN            ALAN C. STEPHENSON
ALAN J. KRUGRA             MAT A. GHULMAN                     TELEPHONE: (212) 474-1000
JAMES A. EDWARDS           STUART W. GOLD                     FACSIMILE: (212) 474-3700
FREDERICK O. SCANNER, JR.  JOHN W. WHITE
CHRISTINE DEBMAN           JOHN C. HESFROWER                           ---------
ROBERT S. RIFKIND          EVAN B. CHESLER        33 KING WILLIAM STREET    SUITE HSOP, AGIA PACIFIC FINANCE TOWER
DAVID COLES                PATRICIA SEOGHEGUN    LONDON, ECAR SDU ENGLAND          3 GARDER ROAD, CENTRAL
DAVID D. BROWNWOOD         D. COLLIER KIRKMAN   TELEPHONE: aa-171-485-1800               HONG KONG
PAUL M. DODYK              MICHAEL C. GEHLER    FACSIMILE: aa-171-850-1150        TELEPHONE: 858-8500-7200
RICHARD M. ALLEN           DANIEL P. CUNNINGHAN                                   FACSIMILE: 858-F509-7272
THOMAS R. GNOAR            KATE R. MEINTERMAN
ROBERT D. JOFFE            S. ROBBINS KIESSLING             WRITER'S DIRECT DIAL NUMBER
ACADERT L. CARF            ROBERT D. TURNER

PHILIP A. GELSTON             MARC S. ROSENBERG
RORY G. MILLSON               WILLIAM O. GRANNAM
NEIL P. WESTREIGH             LEWIS S. STEINBERG
FRANCIS P. WARRON             SUSAN WEBSTER
RICHARD W. CLART              WILLIAM M. WIOKN
WILLIAM P. POWERS, JR.        TIMOTHY G. MASBAD
JAMES D. COOPER               DAVID MERCADO
STEPHEN L. STEPHEN L. GORDON  ROWAN D. WILSON
ROBERT A. KINDLER             JOHN T. GAFTREY
DANIEL L. ROGLEY              PETER T. BANSUK
GREGORY M. GNAIT              GAMONS C. GOLDSTEIN
PETER B. WILSON               PAUL MICHALDRI
JAMES C. VAROELL, II          THOMAS G. RAFFERTY
ROBERT M. BARON               MICHAEL S. GOLDMAN
KEVIN J. GREMAN               GEORGE W. BILICIC, JR.
W. CLATTON JOHNSON            RICHARD HALL
STEPHEN S. MADDEN             ELIZABETH L. GRAYER
C. ALLEN PARKER               JULIE A. NORTH

                                                    March 20, 1997

                  Sun International Hotels Limited
                Sun International North America, Inc.
              9% Exchange Senior Subordinated Notes Due 2007

Ladies and Gentlemen:

   We have acted as counsel for Sun International Hotels Limited, a corporation organized and existing under the laws of the Commonwealth of The Bahamas ("Sun"), and Sun International North America, Inc., a Delaware corporation and a wholly owned subsidiary of Sun ("SINA" and, together with Sun, the "Issuers"), in connection with the filing by the Issuers and certain guarantors (the "Guarantors") with the Securities and Exchange Commission
(the "Commission") of a registration statement on Form F-4 (the
"Registration Statement") under the Securities Act of 1933 (the "Act"), for the purpose of registering the Issuers' offer to exchange (the "Exchange Offer") an aggregate principal amount at maturity of up to $200,000,000 of 9% Exchange Senior Subordinated Notes due 2007 (the "Exchange Notes") of the Issuers for a like principal amount at maturity of 9% Senior Subordinated Notes due 2007 (the "Outstanding Notes"). The Outstanding Notes are and the Exchange Notes are to be guaranteed by the Guarantors (the "Guarantees").
The Outstanding Notes have been and the Exchange Notes will be issued pursuant to an Indenture dated as of March 10, 1997 (the "Indenture") among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee").

   In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Amended and Restated Memorandum of Association of Sun; (b) the Articles of Association, as amended, of Sun; (c) the Certificate of Incorporation of SINA, as amended; (d) the By-Laws of SINA; (e) resolutions adopted by the Board of Directors of each of the Issuers on March 4, 1997; (f) the Indenture; and (g) the Registration Statement.

   Based on the foregoing, we are of opinion as follows:

     1. The Indenture has been duly authorized, executed and delivered by each Issuer and Guarantor;

     2. The Exchange Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and duly delivered in exchange for the Outstanding Notes in accordance with the Exchange Offer in the manner described in the Registration Statement, will constitute valid and binding obligations of each Issuer entitled to the benefits of the Indenture and enforceable against each Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' right generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law); and

     3. Assuming the due authorization, execution and delivery of the Indenture by the Trustee, the Guarantees constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fradulent transfer and other similar laws affecting creditors' right generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).

     4. The statements in the Registration Statement under the caption "Tax Consequences - Certain United States Tax Considerations" insofar as they purport to describe the provisions of the law and documents referred to therein, fairly present the information disclosed therein in all material respects.

     We are admitted to practice in the State of New York, and we express no opinion as to any matters governed by any law other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the Commonwealth of The Bahamas, the State of Connecticut, the State of New Jersey or the British Virgin Islands.

     In rendering this opinion, we have, with your approval, relied upon the opinions dated March 20, 1997, of Harry B. Sands and Company, Bahamian counsel for the Issuers, Rome McGuigan Sabanosh, P.C., Connecticut counsel for the Issuers, Kozlov, Seaton, Romanini & Brooks P.C., New Jersey counsel for the Issuers, and Smith-Hughes, Raworth & McKenzie, British Virgin Islands counsel for the Issuers, as to all matters of law covered therein relating to the laws of the Commonwealth of The Bahamas, the State of Connecticut, the State of New Jersey or the British Virgin Islands, respectively, and we do not express any opinion with respect to such law.

     We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement and any amendments thereto, of this opinion. In giving such consent we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Act.

                                               Very truly yours,

                                               /s/ Cravath, Swaine & Moore
                                               ----------------------------
                                               Cravath, Swaine & Moore


Sun International Hotels Limited
   Coral Towers
      Paradise Island
         The Bahamas

Sun International North America, Inc.
   1133 Boardwalk
      Atlantic City, NJ 08401